MAXIMUM PLEDGE CONTRACT
[Seal: Hubei Minkang Pharmaceutical Co. Ltd Administration Department,]

YICHANG CITY COMMERCIAL BANK
First used in July 2010

Translator's Declaration:

I, Certify that I have carefully read the original Simplified Chinese document AND I confirm that this translation is a true and accurate English version of such original to the best of my knowledge and belief.

Nancy Law /s/ Nancy Law
Certified Translator (Canada)
Certified Member in good standing Status: Society of Translators and Interpreters of British Columbia (S.T.I.B.C. www.stibc.org),
Membership Number No: 04-10-0674

MAXIMUM PLEDGE CONTRACT

Document No.:YSSY (Ying) SD 2010 No. 19

Pledgee: Yichang City Commercial Bank Co. Ltd. ______ (hereinafter referred to as “Party A”)
Legal Representative (Principal): CHEN Shixin
Pledgor: Hubei Minkang Pharmaceutical Co. Ltd.       (hereinafter referred to as “Party B”)
Legal Representative: GU Shuhua

WHEREAS:
1.  Party A has signed the Credit Agreement, , Document No.:YSSY (Ying) SD 2010 No. 19, (hereinafter, the Credit Agreement) with Party B (also the Credit Applicant) on 23 December, 2010. In the Credit Agreement, Party A agrees to provide Party B with a line of credit (hereinafter, the Line of Credit) of (in written form) RMB TEN MILLION YUAN ONLY (including other currencies of equivalent value) during the credit period (hereinafter, the Credit Period) of 23 December, 2010 to 23 December, 2012.
2.  Party A has signed the Credit Agreement, Doc. No. YSSY [N/A] S [N/A] No. [N/A], (hereinafter, the Credit Agreement) with [N/A] (hereinafter, the Credit Applicant) on [date N/A]. In the Credit Agreement, Party A agrees to provide the Credit Applicant with a line of credit (hereinafter, the Line of Credit) of (in written form) [currency N/A] [amount N/A] (including other currencies of equivalent value) during the credit period (hereinafter, the Credit Period) of [date N/A] to [date N/A].
To assure that Party B (or the Credit Applicant) will fully repay all debts owed to Party A under the Credit Agreement in a timely manner, Party B is willing to offer its owned or legally disposable assets as collateral. Party A, upon inspection, agrees to accept assets owned or legally disposable by Party B as collateral. Now therefore, Party A and Party B have signed this Contract, having reached consensus on the following terms and conditions through equitable consultation according to relevant laws and regulations.
Article 1  Collaterals used for pledge by Party B (a separate list of collateral may be made as an addendum of this Contract).
1.1     Name: Real estate
1.2     Quantity or area: Two lots, area: 7944.01 m2
1.3     Location: 50 Xibei Road and 51 Binjiang Road, Yichang City
1.4     Estimated value: RMB 16.5654 million Yuan

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.1]

1.5  Period: 23 December, 2010 to 23 December, 2012
1.6  Proof of Ownership:
  Yichang City Property Certificate Xiling District No. 0244289
  Yichang City Property Certificate Xiling District No. 0244307
  Land Certificates:
  04-03-01-0185-37
  04-03-01-0185-41
Article 2  This pledge is a maximum pledge.
2.1  During the Credit Period, Party A may disburse loan funds or provide alternative credit from the Line of Credit in instalments to Party B (or the Credit Applicant). Party B (or the Credit Applicant) may revolve the Line of Credit based on credit category. The amount, period and actual purpose of each loan or alternative credit may be set out in specific contracts.
The due dates of these specific contracts may be later than the Line of Credit due date, but must comply with the provisions of Article 3.3 in the Credit Agreement. Both Parties have no objection in this regards.
2.2  When the Credit Period expires, if the loans, advances or alternative credits provided by Party A to Party B under the Credit Agreement still have a balance left, Party B shall undertake its pledge obligations through its collaterals within the pledge limit specified in Article 3 of this Contract. Before the Credit Period expires, if Party A demands advanced repayment from Party B (or its Credit Applicant) under the provisions of the Credit Agreement or specific contracts, Party B shall also undertake its pledge obligations through its collaterals.
2.3  For credit services (such as commercial bill acceptance, and issuance of letters of credit, letters of guarantee, and letters of guarantee for the release of goods) provided by Party A to Party B (or the Credit Applicant) during the Credit Period, even if an advance has not been paid by Party A before the end of the Credit Period, if any actual foreign advance has been paid by Party A under the aforesaid credit services after the end of the Credit Period, Party B still has to undertake its pledge obligations through its collaterals within the pledge limit specified in Article 3 of this Contract.
2.4  Party A may adjust interest rates during the pledge period according to the provisions of the Credit Agreement and/or specific contracts without seeking approval of or notifying Party B. The rate adjustments shall be recognized by Party B, and shall not affect the pledge obligations undertaken by Party B under this Contract.
2.5  If, in providing the letter of credit service specified under the Credit Agreement, Party A receives documents found to have discrepancies upon examination, and the Credit Applicant accepts such discrepancies, Party B shall still undertake pledge obligations with its collaterals for principals and interests paid by Party A for foreign acceptance or payment. No contention shall be raised for accepting such discrepancies without seeking approval of or notifying Party B.
Article 3  Pledge Limit
3.1  The pledge limit of this Contract is the sum of the principal balance of loans and alternative credits provided by Party A to Party B (or the Credit Applicant) from the Line of Credit under the Credit Agreement: RMB TEN MILLION YUAN ONLY (The maximum pledge amount is the Line of Credit amount.) as well as its interest, penalty interest, compound interest, default penalty, factoring fee, handling fee, insurance fee, and other relevant fees for the realization of creditor's rights. These include, but are not limited to:
3.1.1  The principal balance of loans provided under specific contracts by Party A according to the Credit Agreement, and its relevant interest, penalty interest, compound interest, default penalty and related fees;

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.2]

3.1.2  The principal balance of advances paid for Party B (or the Credit Applicant) by Party A under its obligation for commercial bills, letters of credit, letters of guarantee, and letters of guarantee for the release of goods according to the Credit Agreement, as well as its interest, penalty interest, compound interest, default penalty and related fees;
3.1.3  The principal balance of foreign payments by the bank as requested under trade financing service according to the Credit Agreement, as well as its interest, penalty interest, compound interest, default penalty and related fees;
3.1.4  Creditor's right and relevant overdue default penalty (late fee) of accounts receivable against Party B (or the Credit Applicant) assigned to Party A, and/or funds paid to Party B (or the Credit Applicant) by Party A for the purchase of financing and associated factoring fees, under the terms of factoring service;
☒ 3.1.5  The unpaid balance of services specified in the original credit agreement, document number YSSY [N/A] S [N/A] No. [N/A], signed between Party A and Party B (or the Credit Applicant), starting from the date on which this Contract comes into effect. (Please put a "X" in the ☐ if this term is not applicable.)
3.1.6  Fees incurred by Party A due to debt collection and pledge realization against Party B (or the Credit Applicant), including, but not limited to, litigation fee, lawyer's fee, affiche fee, delivery fee, and business travel expenses.
3.2  If the principal balance of loans and alternative credits provided to Party B (or the Credit Applicant) by Party A exceeds the Line of Credit limit, Party B will not undertake pledge obligation on the principal balance of credit in excess of the Line of Credit, and will only undertake pledge obligation on the principal balance of loans and alternative credits not in excess of the Line of Credit, as well as the interest, penalty interest, compound interest, default penalty and other associated fees thereof.
3.3  In spite of the provisions of Article 3.2, both Parties affirm that: even if at a certain point during the Credit Period, the principal balance of loans or alternative credits provided by Party A to the Credit Applicant exceeds the Line of Credit limit, yet if the sum of the principal balance of credits do not exceed the sum of the Line of Credit when Party A demands that Party B undertake pledge obligations, Party B may not contest the issue citing Article 3.2, and shall undertake pledge obligations through its collaterals against all principal balances of credits and the interest, penalty interest, compound interest, default penalty and associated fees thereof (as specified in the terms under Article 3.1).
Article 4  Independence of the Contract
This is an independent and unconditional Contract. Its effectiveness shall neither be affected by the effectiveness of the Credit Agreement and specific contracts, nor by the effectiveness of any agreement or document signed by Party B (or the Credit Applicant) with any unit/individual. There shall be no change to the Contract due to various changes in Party B, such as fraud, restructuring, closure, dissolution, settlement, bankruptcy, merger (acquisition), separation and system reform. Neither shall the Contract be affected in any way by your bank's [sic] offer of time limit extension or postponement to Party B (or the Credit Applicant), or of your bank's [sic] deferral in exercising its rights under the relevant agreement to collect funds owed by the Credit Applicant.
Article 5  Safekeeping and Obligations regarding Collaterals and their Proof of Ownership
5.1  During the pledge period, collaterals are kept by Party B or its appointed agent. Party B and its agent shall safeguard the collaterals, and are obliged to maintain, upkeep, and keep intact the collaterals. Collaterals may be subjected to inspections by Party A at any time.

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.3]

The pledge period starts from the day on which this Contract takes effect, and lasts until the full principal and interest repayment of credit provided under the Credit Agreement and all other relevant fees.
5.2  During the pledge period, Party B may not do anything that will reduce the value of the collaterals. In case of such behaviours, Party A has the right to demand that Party B either cease such behaviours and restore the collaterals' value, or offer new collaterals approved by Party A. Party B shall undertake to pay any fees incurred to restore the collaterals to their original condition or set up a new pledge.
5.3  The day on which this Contract is signed, Party B shall deliver the collaterals' certificates of rights and other relevant certification documents to Party A for safekeeping. Party A shall properly safeguard the collaterals' certificates of rights. If these documents were destroyed or lost due to improper safekeeping, Party A shall pay for the cost of document reissuance.
Article 6  Registration of Collaterals
For collaterals that require registration by law, Party B shall take this Contract and relevant information to a collateral registration agency with Party A to complete the collateral registration procedure within 3 days after this contract's signing day. Party B shall provide indemnity if, as a result of its failure to complete this procedure by the aforesaid time, it causes Party A to incur losses.
Article 7  Insurance
7.1  Party B shall arrange for sufficient property insurance coverage under the insurance category required by Party A, and list Party A as the primary beneficiary. The insurance certificate shall be given to Party A for safekeeping. The insurance period shall be longer than the Credit Period specified in the Credit Agreement. If the Credit Period is extended, or the debt has not been fully repaid after the Credit Period expires, Party B shall arrange for an extension of the insurance period. If the insured properties suffer any losses, Party A may first recover the principal and interest of credits provided under the Credit Agreement and all other relevant fees from the insurance benefit.
7.2  If Party B has not arranged for insurance or extended insurance of its collaterals as required by Article 7.1, Party A may make these arrangements directly on behalf of Party B. Any fees arising thereof shall be paid by Party B.
7.3  If Party B (or the Credit Applicant) has not fully repaid all debts under the Credit Agreement after the insurance period expires, it must arrange for extended insurance of the collaterals. If Party B fails to do so, Party A may make such arrangements directly on behalf of Party B, with relevant fees paid by Party B.
Article 8  Restrictions on the Disposal of Collaterals during the Pledge Period
8.1  During the pledge period, Party B may not decide on its own to transfer collaterals under this Contract through sale, exchange or endowment. If it is necessary for Party B to make a remunerative transfer of collaterals under this Contract, it may only do so under the following conditions:
8.1.1  It must have the written approval of Party A, and the transferee must be notified that the transferred property is subject to a pledge. A transfer is invalid without such written approval or notification.

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.4]

8.1.2  If the transfer price of Party B's collaterals is clearly lower than its value, and insufficient to fully offset the Line of Credit amount and any other costs, Party A may demand that Party B provide other properties as collateral. The transfer will not be allowed if Party B refuses to comply.
8.1.3  The transfer price of Party B's collaterals must be directly deposited to an account specified by Party A, to be applied to all debt principals and interests and all other relevant fees for due date or advanced settlement under the Credit Agreement. Once the full transfer price has been deposited to the specified account, Party A may assist Party B in cancelling the collateral registration, and return the collaterals' proof of ownership to Party B.
8.2  Party B may not transfer, lease, arrange for repledge, or dispose of collaterals under this Contract in any other improper ways without Party A's written approval.
Article 9  Fees associated with insurance, notarization and registration under this Contract shall be paid by Party B.
Article 10  Once this Contract comes into effect, neither Party may change or dissolve this Contract on its own without the other Party's approval. If this Contract has to be changed or dissolved, both Parties should make a written agreement by consensus reached through consultation. The terms of this Contract shall remain in effect until such an agreement is made.
Article 11  If Party B undergoes changes such as separation or merger (acquisition) while this Contract is in effect, the organization resulting from such changes shall undertake or separately undertake obligations under this Contract.
Article 12  In case of any of the following conditions, Party A may legally dispose of the collaterals:
12.1  Party A conducts debt collection according to the Credit Agreement and specific contracts for any default event specified under Article 10.1 of the Credit Agreement occurring on the part of Party B (or the Credit Applicant);
12.2  A default event specified under Article 10.3 of the Credit Agreement occurs on the part of Party B, or Party B's failure to fulfill its obligations under this Contract is construed as any of the default events under this Contract;
12.3  As a natural person, Party B passes away without an heir or legatee;
12.4  If Party B is a natural person, and his/her heir or legatee renounces their inheritance or bequest, refusing to fulfill their obligation to repay debt principal and interest;
12.5  Party B is a legal person or another type of organization, and finds itself in such situations as closure, having its business licence suspended or rescinded, applies for bankruptcy or has bankruptcy applied against it, or dissolution;
12.6  Other causes sufficient enough to threaten creditor's right realization under the Credit Agreement.
Article 13  Default Obligations
13.1  In the event that Party B causes the collateral value to be reduced through improper maintenance or management of the collaterals in violation of Article 5 of this Contract, or Party B behaves in a manner that directly endangers the collaterals and causes the collateral value to be reduced, Party A may demand that Party B restores the collateral value or provides other assets acceptable to Party A as pledge. If Party B refuses to restore the value or provide such assets, Party A may legally disposed of the collaterals before the pledge period expires.

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.5]

13.2  In the event that Party B disposes of the pledged assets on its own in violation of this Contract, its action shall be considered invalid; Party A may demand that Party B ceases infringement to its right of pledge, restore the collaterals to their original conditions, and require that Party B provides other assets acceptable to Party A as pledge according to actual circumstances, or legally dispose of the collaterals before the pledge period expires.
13.3  Party B causes Party A to suffer economic losses through its failure to disclose that the collaterals have been co-owned, disputed, sequestered, seized, rented, already pledged, have liens (including but not limited to construction liens), or because Party B has no ownership or disposal rights to the collaterals. In such events, Party B shall provide new pledges as Party A requires.
13.4  If any of the above default events occur, and Party B fails to provide a new pledge as required by Party A, Party B shall pay 50% of the Line of Credit under the Credit Agreement as default penalty. If Party A suffers economic losses as a result, Party B shall fully recompensate Party A for such losses.
Article 14  If Party B (or the Credit Applicant) cannot repay the principal and interest of loans, advances and alternative credits, and all other relevant fees owed to Party A in a timely manner, Party A may claim right of pledge and cause the collaterals to be legally sequestered or detained by a People's Court. Party A may collect natural interest severed from the collaterals, and collect legal interest that are collectable by Party B for the collaterals.
Article 15  Pledge Realization
15.1  If any one or more situations specified in Articles 12, 13.1 and 13.2 of this Contract occur, the pledge can be realized in the following manner:
15.1.1  Party A and Party B reaches an agreement to directly convert the collaterals into cash, or auction or sell the collaterals;
15.1.2  Dispose of the collaterals according to legal procedures;
15.2  Party A may receive compensation first from proceeds of the collaterals disposed in the aforesaid manner. If the proceeds exceed the principal and interest of loans, advances and alternative credits and all relevant fees owed by Party B (or the Credit Applicant) under the Credit Agreement, Party B may keep the excess amount. If the proceeds are insufficient, Party A may collect the amount difference in another manner.
Article 16  Pledge Dissolution
Once the Credit Period expires, the right of pledge will automatically dissolve when the principal and interest of debts owed to Party A under the Credit Agreement has been fully repaid by Party B in a timely manner. Certificates of ownership, certification documents and property insurance policies of Party B's assets being held by Party A shall be returned to Party B. At the request of Party B, Party A may assist in cancelling the collateral registration.
Article 17  While this Contract is in effect, any leniency, extension or deferral granted by Party A in exercising due rights and privileges under the Credit Agreement towards Party B's default or delay, shall in no way impair, affect or limit any and all due rights and privileges of Party A as a creditor under relevant laws and this Contract, and shall not be deemed as Party A's renunciation of its rights to take action against current or future default behaviours.

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.6]

Article 18  Correspondence between Party A and Party B, such as notices and demands related to this agreement, shall be delivered in writing to the contact address or permanent residence address listed in this Contract. Any teletyping or telegraph issued to Party B from Party A is considered to have been delivered when sent, and post letters are deemed to have been delivered when posted at a post office.
Any Party changing its contact address shall give timely notification to the other Party in writing. Otherwise, it shall have to be solely responsible for any possible resulting losses.
Article 19  Unless otherwise stated, terms used in this Contract have the same meaning as those specified in the Credit Agreement.
Article 20  Applicable Laws and Methods of Dispute Resolution
20.1  The laws of the People's Republic of China shall apply in the making, interpretation and dispute resolution of this Contract.
20.2  Both Parties agree to resolve disputes arising during the course of Contract fulfillment in a manner specified in the Credit Agreement.
Article 21  Other Matters
The maximum pledge period lasts from 23 December, 2010 to 23 June, 2013.
The maximum pledge confirmation period lasts from 23 December, 2010 to 23 June, 2013.

Article 22  Effectiveness of the Pledge Contract
This Contract comes into effect the day on which the authorized signatories of Party A and B sign or stamp their personal seal, as well as affix their official seal on the document. (If Party B is a natural person, the Contract comes into effect when the authorized signatory of Party A signs or stamps his/her personal seal and affix the official seal, and Party B signs his/her name.) The Contract expires when the principal and interest of all debts, as well as all relevant fees, owed by Party B (or the Credit Applicant) to Party A under the Credit Agreement have been fully repaid.
Article 23  This Contract is executed in triplicates, one copy each for Party A, Party B and the real estate registration department. Each copy has the same legal effectiveness.
Article 24  Reminder
The Pledgee has reminded the Pledgor that they should fully and accurately understand the terms and conditions printed in this Contract, and has explained relevant terms and conditions at the Pledgor's request. The signatories of both Parties have reached consensus on the meanings of this Contract.

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.7]

Party A:	(Official Seal)
Authorized signatory (signature or personal seal):
[Seal: CHEN Shixin's Seal]
Contact address:

23 December, 2010

Pledgor as legal person, sign here
Party B:
Authorized signatory (signature or personal seal):
Contact address:
[Signature]
[Stamp: Hubei Minkang Pharmaceutical Co. Ltd.]
23 December, 2010

Pledgor as natural person, sign here
Party B (signature):
ID No.:
Permanent residence address:
Date [N/A]

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”

[P.8]

Pledgor: Hubei Minkang Pharmaceutical Co. Ltd.	Document No.: YSSY (Ying) SD 2010 No. 19
Pledgee: Yichang City Commercial Bank Co. Ltd.	Units: m2, Yuan, sets, units, tons, ships, bldgs.

Item Name	Location (Units for storage, safekeeping & use)	Period of Usage	Spec.	Amounts & Units	Purchase Price	Est. Value & Mortgage Rate	Source of Ownership	Proof of Ownership
Real Estate	50 Xibei Road & 51 Binjiang Road, Yichang	Until 2054	Bldg.	4038.88		7.6888 million	Purchase	Yichang City Property Certificate Xiling District No. 0244289
Right of Land Use	50 Xibei Road & 51 Binjiang Road, Yichang	Until 2054	Lot	1307.24		0.7570 million	Sale	040301185-37
Real Estate	50 Xibei Road & 51 Binjiang Road, Yichang	Until 2054	Bldg.	3905.13		7.4342 million	Purchase	Yichang City Property Certificate Xiling District No. 0244307
Right of Land Use	50 Xibei Road & 51 Binjiang Road, Yichang	Until 2054	Lot	1183.58		0.6854 million	Sale	040301185-41
Total						16.5654 million
This list, being an addendum to YSSY (Ying) SD 2010 No. 19, "Maximum Pledge Contract", has been verified to be correct by both Parties.
Pledgor: (official seal) [Seal: Hubei Minkang Pharmaceutical CO. Ltd.] Authorized signatory: (Signature or personal seal) [Signature] 23 December, 2010	Department in charge: (official seal) Authorized signatory: (Signature or personal seal) Date				Property Co-owner: (signature) Date		Pledgee: (official seal) [Seal: Yichang City Commercial Bank] Authorized signatory: (Signature or personal seal) [Seal: CHEN Shixin's seal] 23 December, 2010

Translator’s Declaration: Refer to the title page of this 10 page document “Maximum Pledge Contract”